UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 8, 2019

EMMIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its

charter)

INDIANA

(State of incorporation or organization)

0-23264

(Commission file number)

35-1542018

(I.R.S. Employer

Identification No.)

ONE EMMIS PLAZA

40 MONUMENT CIRCLE

SUITE 700

INDIANAPOLIS, INDIANA 46204

(Address of principal executive offices)

(317) 266-0100

(Registrant’s Telephone Number,

Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	EMMS	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD.

On June 28, 2019, Emmis Communications Corporation (“Emmis” or the “Company”) entered into a Contribution and Distribution Agreement (the “Contribution Agreement”) with MediaCo Holding Inc., an Indiana corporation (“MediaCo”) and SG Broadcasting LLC, an affiliate of Standard General L.P., a New York-based investment firm that manages event-driven opportunity funds (“Standard General”), pursuant to which (i) Emmis is to contribute the assets of its radio stations WQHT-FM and WBLS-FM, both in New York, NY, in exchange for $91.5 million in cash, a $5.0 million note and 23.72% of the common stock of MediaCo, (ii) Standard General is to purchase 76.28% of the common stock of MediaCo, and (iii) the common stock of MediaCo received by Emmis (the “MediaCo Class A Common Stock”) is to be distributed pro rata in a taxable dividend to Emmis’ shareholders, making MediaCo a public company to be listed on Nasdaq (ticker: MDIA). The Company is currently targeting November 14, 2019 as the closing date under the Contribution Agreement. Accordingly, the Company intends to distribute the MediaCo Class A Common Stock, pro rata, to all of the Company’s common shareholders of record as of the close of business on November 19, 2019 (the “Record Date”), with the MediaCo Class A Common Stock to be distributed to such shareholders on December 2, 2019 (the “Distribution Date”).  Emmis shareholders are to receive 0.1265 shares of MediaCo Class A Common Stock for each share of Emmis common stock. Notwithstanding the foregoing, if the Closing has not occurred on or before November 14, 2019, the Record Date and the Distribution Date will each be delayed.

Note: Certain statements included in this Current Report on Form 8-K which are not statements of historical fact, including but not limited to those identified with the words “expect,” “will,” “look” or “are subject to” are intended to be, and are, by this Note, identified as “forward-looking statements,” as defined in the Securities and Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others:

•	general economic and business conditions;
•	fluctuations in the demand for advertising and demand for different types of advertising media;
•	our ability to service our outstanding debt;
•	loss of key personnel;
•

increased competition in our markets and the broadcasting industry, including our competitors changing the format of a station they operate to more directly compete with a station we operate in the same market;

•	our ability to attract and secure programming, on-air talent, writers and photographers;
•	inability to obtain (or to obtain timely) necessary approvals for purchase or sale transactions or to complete the transactions for other reasons generally beyond our control;
•	increases in the costs of programming, including on-air talent;
•	fluctuations in the market price of publicly traded or other securities;
•	new or changing regulations of the Federal Communications Commission or other governmental agencies;
•	enforcement of rules and regulations of governmental and other entities to which the Company is subject;
•	changes in radio audience measurement methodologies;
•	war, terrorist acts or political instability; and
•	other factors mentioned in documents filed by the Company with the Securities and Exchange Commission.

Emmis does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: November 8, 2019
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary